EXHIBIT 3.44

SOUTH CAROLINA
SECRETARY OF STATE

CONVERSION OF A CORPORATION
TO A LIMITED LIABILITY COMPANY

ARTICLES OF ORGANIZATION

TYPE OR PRINT CLEARLY IN BLACK INK	FILING FEE $110.00

** Conversion of an entity can result in tax consequences for the entity. Please consult a tax professional such as a CPA or qualified attorney before filing for conversion

The following corporation hereby converts to a limited liability company pursuant to the provisions of Section 33-11-111 and Section 33-11-112 of the 1976 South Carolina Code of Laws, as amended, by filing these articles of organization

1.	The name of the limited liability company is

RTMSC, LLC

2.	The initial agent for service of process is

Corporation Service Company

Name

and the street address in South Carolina for this agent of process is

5000 Thurmond Mall Blvd

Street Address

Columbia, SC 29201

City	State	Zip Code

3.	The former name of this limited liability company while a corporation was

RTMSC, Inc.

4.	a.	The number of votes by the shareholders (entitle to vote) which were cast “for” the conversion was 800
	b.	The number of votes by the shareholders (entitle to vote) which were cast “against” the conversion was 0
	c.	If this was less than a unanimous vote “for” conversion, specify either the number of percentage of votes required to approve the conversion _______________________.
	d.	If voting by voting group is required, the above information must be provided for each voting group entitled to vote separately on the conversion.

5.	The address of the initial designated office is
1155 Perimeter Center West, Suite 1200

Street Address

Atlanta, Georgia 30338

City	State	Zip Code

RTMSC, LLC

Name of Limited Liability Company

6.	The name and mailing address of each organizer

	a	Robert Q. Jones, Jr.

Name

1155 Perimeter Center West, Suite 1200

Address

Atlanta, Georgia 30338

		City	State	Zip Code

b

Name

Address

		City	State	Zip Code

c

Name

Address

		City	State	Zip Code

7.	☐ Check this box if the company is to be a term company. If so, provide the term specified.

8.	☑ Check this box only if management of the limited liability company is vested in a manager or managers. If this company is to be managed by managers, specify the name and address of each manager

	a	See Attachment

Name

Address

		City	State	Zip Code

b

Name

Address

		City	State	Zip Code

RTMSC, LLC

Name of Limited Liability Company

c

Name

Address

	City	State	Zip Code

9.

☐ Check this box only if one or more members of the company are to be held liable for its debts and obligations pursuant to § 33-44-303(c) of the 1976 South Carolina Code of Laws, as amended. If one or more members are so liable, specify which members and of which debts, obligations or liabilities such members are liable in their capacity as members

10.

Set forth any optional provisions not inconsistent with law the limited liability company wishes to include in its operating agreement including any provisions that are required or are permitted to be set forth in the operating agreement

11.

Unless a delayed effective date is specified the existence of the limited liability company will be effective when endorsed for filing by the Secretary of State. Specify any delayed effective date and time

12/30/2007

12.	The articles of incorporation of the corporation will be cancelled as of the effective date of this filing

13.	Name and signature of each organizer

a	Robert Q. Jones, Jr., VP & Asst Sec.

Name

/s/ROBERT Q. JONES, JR.

Signature

b

Name

Signature

RTMSC, LLC

Name of Limited Liability Company

c

Name

Signature

Date _______________

FILING INSTRUCTIONS

1	File two copies of this form, the original and either a duplicate or conformed copy.

2	If space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form

3	This form must be accompanied by the filing fee of $110.00 payable to the Secretary of State and a self-addressed, stamped envelope

4	Send to Secretary of State
PO Box 11350
Columbus, SC 29211

5	If the corporation owns real property in South Carolina, notice of this name change must be filed in the register of deeds office of the county where the property is located SC Code § 33-11-112(c)

LLC CONVERSION OF CORP TO LLC CERT OF LP doc
Form Revised by South Carolina Secretary of State, September 2004

RTMSC, LLC

Attachment to South Carolina Articles of Organization

8   Name and address of each manager:

Sharron L. Barton
1155 Perimeter Center West
Suite 1200
Atlanta, Georgia 30338

Stephen E. Hare
1155 Perimeter Center West
Suite 1200
Atlanta, Georgia 30338

Nils H. Okeson
1155 Perimeter Center West
Suite 1200
Atlanta, Georgia 30338

Roland C. Smith
1155 Perimeter Center West
Suite 1200
Atlanta, Georgia 30338